EXHIBIT 99.1

TSYS                                                  PRESS RELEASE
--------------------------------------------------------------------------------
Total System Services, Inc.
1600 First Ave.                                                 +1.706.649.2307
P.O. Box 2567                                                   +1.706.649.5740
Columbus, GA 31902-2567                                           www.tsys.com

For immediate release.

Contacts:



James B. Lipham                                         Shawn Roberts
Chief Financial Officer                                 TSYS Investor Relations
+1.706.649.2262                                         +1.706.644.6081
                                                        shawnroberts@tsys.com

                    TSYS Announces Earnings Guidance for 2008
                          and Updates Guidance for 2007

Columbus, GA, November 30, 2007 - TSYS today announced guidance for earnings in 2008, and revisions to previously announced 2007 guidance. Both years include estimated expenses associated with the previously announced spin-off of TSYS by Synovus Financial Corp., its parent company.

         TSYS now estimates for 2007 that total revenues will increase 1% instead of the previously announced decline of 3% to 2%. On a non-generally accepted accounting principles (non-GAAP) basis, net income for 2007 (excluding the impact of spin related expenses and a $63 million termination fee net of amortization in 2006) is estimated to increase 25% versus the previously announced 20% to 22% increase. On a GAAP basis, TSYS' 2007 net income is expected to decline 4% instead of the previously announced increase of 0% to 2%. TSYS' 2008 net income is estimated to increase 4% to 6% with total revenues increasing 7% to 9%.

         On a pro forma basis excluding reimbursable items, termination fee and the impact of revenues associated with deconverted portfolios, revenues for 2007 are expected to increase 21%, and 2008 revenues are expected to increase 12% to 14%.

         "With the challenges we faced at TSYS going into 2007, seeing our estimate for total revenues this year turning from negative growth to a positive, and the strong growth estimated for 2008, all of us on the TSYS team are excited about these major accomplishments" said Philip W. Tomlinson, chairman and chief executive officer of TSYS.

         "We have included in this press release a table updating 2007 guidance compared to both 2006 and the estimates for 2008 that includes both GAAP and non-GAAP measures. This table shows our estimated revenues before reimbursables increasing in the range of 8% to 10% in 2008, and estimated operating income increasing in the 9% to 11% range," said Tomlinson.

         TSYS' 2008 and updated 2007 earnings forecasts are based on the following assumptions:

1. Expenses associated with the spin-off are expected to be in the amounts set forth below. In both 2007 and 2008, expenses associated with the spin-off are classified under GAAP as operating expenses and income taxes. These estimates are subject to change as both

TSYS                                                  PRESS RELEASE
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Synovus and TSYS' stock prices impact the valuation of the conversion of options granted to TSYS employees to acquire Synovus stock that will be converted to TSYS option grants in connection with the spin-off. In addition, expenses classified as operating expenses include estimates of services being provided on an ongoing basis during the transition period after the spin-off. These items are summarized as follows:

                                                                                       2008              2007
                                                                                  ---------------    --------------

     Conversion of Synovus options to TSYS options granted to TSYS employees                 $3                 3
     Other operating expenses                                                                10                 8
                                                                                  ---------------    --------------
          Total operating expenses                                                          $13                11

          Tax impact                                                                         (4)               (2)
                                                                                  ---------------    --------------
     Other operating expenses, net of tax impact                                             $9                 9

     Income taxes related to deconsolidation                                                  -                12
                                                                                  ---------------    --------------
        Total                                                                                $9                21
                                                                                  ===============    ==============


2. TSYS has executed a commitment letter with two financial institutions to complete a financing facility of $500 million during the month of December 2007 that provides for TSYS to draw $200 million at the closing of the facility. The remaining $300 million will be available and includes an annual undrawn fee of 10 basis points for the right to access those funds at anytime during the 5-year term of the facility. Expenses associated with this facility are estimated to be $850,000 of operating expenses in 2007. In 2008, approximately $11 million of interest and other expenses are estimated to be associated with this financing. Interest expense for the initial $200 million funding is based on LIBOR plus 60 basis points.

3. Estimated 2007 earnings are now expected to decline 4%. Excluding estimated spin-related costs in 2007 and a $63 million termination fee, net of amortization, in 2006, 2007 earnings growth is now expected to be 25%. Estimated 2008 earnings growth is expected to be in the 4%-6% range. Excluding spin-related costs, 2008 earnings growth is expected to be in the (1%)-1% range.

4. Estimated total revenues will increase 7%-9% in 2008. Excluding the revenues associated with deconverted portfolios and reimbursable items, estimated pro forma total revenues will increase in the range of 12%-14% over the approximate 2007 levels.

5. Anticipated growth levels in employment, equipment and other expenses, which are included in 2007 and 2008 estimates, will be accomplished.

6. No significant movement in foreign currency exchange rates related to TSYS' business.

7. TSYS will not incur significant expenses associated with the conversion of new large clients or acquisitions, or any significant impairment of goodwill or other intangibles.

TSYS                                                  PRESS RELEASE
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        Presentation of revenues and earnings excluding the spin-related costs, revenues associated with deconverted portfolios, termination fee and reimbursable items are non-GAAP financial measures. The following table is a reconciliation of the range of changes from 2006 to 2007 and 2007 to 2008, comparing non-GAAP estimated financial measures to GAAP estimated financial measures:

                                               -------------------------------------------------------------------------------------

                                                                                 Range of Guidance
                                                                                  ($ in millions)
                                                ------------------------------------------------------------------------------------

                                                         2008                2007         08 vs. 07           2006       07 vs. 06
                                                                                           % change                       % change
------------------------------------------------------------------------------------------------------------------------------------
Forecasted net income                                $249 to $254            $239          4% to 6%           $249          (4%)
Add: forecasted spin-related costs, net of tax            $9                 $21                               -
                                                ---------------------------------------                  ---------------
Forecasted net income, excluding spin-related
     costs                                           $258 to $263            $260          (1%) - 1%          $249           4%

Less: termination fee, net of acceleration of
     amortization of contract acquisition
     costs, net of tax                                     -                  -                              ($41)
                                                ---------------------------------------                  ---------------
Forecasted net income, excluding spin-related        $258 to $263            $260          (1%) - 1%          $208          25%
     costs and termination fee
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Forecasted operating income                          $390 to $397            $358           9%- 11%           $357           0%
Add: forecasted depreciation and amortization            $144                $152                             $185
Add: forecasted operating spin-related costs              $13                $11                               -

Less: termination fee, net of amortization
     included in operating income                          -                  -                              ($63)
                                                ---------------------------------------                  ---------------
Forecasted income before depreciation,
     spin-related costs and termination fee          $547 to $554            $521           5% - 6%           $479           9%
     (EBITDA)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Forecasted total revenues                          $1,926 to $1,962         $1,800         7% to 9%          $1,787          1%
Less: forecasted total reimbursable items           ($391 to $399)          ($379)                           ($353)
Less: termination fee net of amortization                  -                  -                              ($65)
                                                ---------------------------------------                  ---------------
Forecasted revenues before reimbursable items
     and termination fee                           $1,535 to $1,563         $1,421         8% to 10%         $1,369          4%
Less: revenues associated with deconverted
     portfolios                                            -                 ($55)                            ($243)
                                                ---------------------------------------                  ---------------
Forecasted revenues, excluding reimbursable
     items, revenues associated with               $1,535 to $1,563         $1,366        12% to 14%         $1,126         21%
     deconverted portfolios and termination fee
------------------------------------------------------------------------------------------------------------------------------------

TSYS                                                  PRESS RELEASE
--------------------------------------------------------------------------------

         TSYS believes the table above presents meaningful information to assist investors in understanding our financial estimates for changes in total revenues and earnings from 2006 to 2007 and from 2007 to 2008 as a result of the spin-related costs, reimbursable items, revenues associated with deconverted portfolios and termination fee as the non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results. The non-GAAP financial percentage changes should not be considered by themselves or as a substitute for the GAAP percentage changes year over year. The non-GAAP measures should be considered as an additional view of the way TSYS' financial measures are affected by the spin-related costs, revenues associated with deconverted portfolios, termination fee and reimbursable items and should be used in conjunction with all publicly filed financial statements and reports.

About TSYS
TSYS (www.tsys.com) is one of the world's largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. Based in Columbus, Ga., TSYS (NYSE:
TSS) has been closely held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine's "Most Admired Companies" and a member of its "100 Best Companies to Work For" for 10 consecutive years, since its initial public offering in 1983. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' earnings forecast for 2007 and 2008, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, one or more of the assumptions upon which TSYS' 2008 earnings forecast is based are incorrect, including no changes to the tax treatment of spin-related items. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS' filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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